EXHIBIT 99.01

MEMORANDUM OF UNDERSTANDING

TERMS OF SETTLEMENT

This Memorandum of Understanding (“MOU”) contains the terms of settlement in principle between Cardinal Health, Inc. (“Cardinal”) and Robert Walter, George Fotiades, Richard J. Miller, James F. Millar and Mark Parrish (together with Cardinal, “Defendants”) and Lead Plaintiffs in the consolidated action captioned In re Cardinal Health, Inc. Securities Litigation, No. C2-04-575 (S.D. Ohio) (“Action”). Defendants and Lead Plaintiffs will cooperate expeditiously and in good faith to prepare a stipulation of settlement (including standard accompanying exhibits) embodying this MOU. Nothing in this MOU constitutes an admission of liability or an admission against interest by Defendants or an admission against interest by Lead Plaintiffs with respect to their claims asserted in the Action.

1. In full and final settlement of all claims, Cardinal, acting on behalf of all Defendants, will pay Six Hundred Million Dollars ($600,000,000) (the “Settlement Amount”), to be transferred to an interest-bearing account or accounts designated by Lead Plaintiffs (subject to continuing court oversight) not later than the close of business, eastern time, on May 25, 2007.

2. The class to be covered by the settlement will be as previously certified by stipulated Court Order dated December 12, 2006:

All persons (and their beneficiaries) who purchased or otherwise acquired Cardinal Health, Inc. common stock between October 24, 2000 and July 26, 2004 (the “Class Period”), inclusive. Excluded from the Class are the defendants; and persons who during or after the Class Period were officers or directors of Cardinal Health, Inc.; any corporation, trust or other entity in which any defendant has a controlling interest; and the members of the immediate families of the individual defendants or their successors, heirs, assigns and legal representatives.

3. Defendants, together with their present and former officers, directors, employees, subsidiaries, parents, affiliates, accountants, consultants, advisers, successors, heirs and assigns will receive a broad release covering all claims arising out of, in connection with, or in any way related to, directly or indirectly, both the purchase or other acquisition of Cardinal common stock during the Class Period and the acts, facts, statements or omissions that were or could have been alleged by the Lead Plaintiffs in this action, but not covering derivative claims or claims under the Employee Retirement Income Security Act of 1974. Lead Plaintiffs will take all steps necessary to secure dismissal of the Action with prejudice as to Ernst & Young.

4. Defendants will have an option to withdraw from the settlement entirely if the number of assertedly eligible shares opting out is in excess of five million. The information required to be submitted for a successful opt out by those proposing to opt out shall be sufficient to enable the parties to determine the total number of assertedly eligible shares opting out. For this purpose, “eligible shares” is defined as shares of Cardinal common stock purchased or otherwise acquired during the class period. The administrator handling the notice and opt out process shall provide all data on opt outs to counsel for Defendants and Lead Plaintiffs within no more than ten days after the last day for opting out. A period of no fewer than twenty days will be provided between the day on which the administrator completes the delivery of data on opt outs to counsel for Defendants and the day by which Defendants must exercise (or not) the option to withdraw from the settlement.

5. Except as provided in ¶¶ 4, 14 and 15, the settlement will be non-recapture, i.e., it is not a claims-made settlement and the Defendants shall have no ability to recover from the Settlement Amount any of the Settlement Amount they have paid. The account or accounts described in ¶ 1 above will be structured as a “qualified settlement fund” described in the regulations issued under Section 468B of the Internal Revenue Code. Lead Plaintiffs’ counsel or a party (other than a Defendant) designated by it will be the “administrator” for this purpose.

The administrator will file all tax returns required to be filed and pay all taxes required to be paid by the qualified settlement fund. At Cardinal’s request, the administrator will join with Cardinal in making the “relation-back” election permitted under the Section 468B regulations. The administrator will obtain and provide Cardinal with the settlement fund’s federal taxpayer identification number on or before the date that Cardinal transfers the Settlement Amount to the fund. The settlement claims process will be administered by an independent claims administrator selected by Lead Plaintiffs’ counsel and approved by the Court. The Defendants will have no involvement in or responsibility for reviewing or challenging claims.

6. The settlement is subject to targeted additional discovery that is reasonably necessary for Lead Plaintiffs to confirm the adequacy of the settlement, in the form of (a) document deliveries, specifically (i) contents of a set of binders delivered by Gibson Dunn & Crutcher to the Cardinal Audit Committee; (ii) backup material concerning the “bulk sales” presentation by Tom Long at the March 28, 2007 mediation session; (iii) backup material concerning the September 3, 2004 memorandum by Mary Scherer and Eric Johnson entitled Bulk Delivery Revenues; (iv) transcripts of testimony of certain defendants in the Action, to the extent not already in possession of Lead Plaintiffs, and (b) interviews of current Cardinal employees whose employment positions are at the Vice President level and below, not to exceed eighteen in number or ninety hours in total. Lead Plaintiffs and Cardinal will cooperate, in accordance with prior discussion and correspondence between their respective counsel, in identifying potential interviewees and prioritizing their interviews to minimize both the number and duration of interviews as much as is reasonably possible.

7. The settlement is not conditioned on Court approval of Lead Plaintiffs’ allocation of recovery amounts among various claimants, or Court approval of Lead Plaintiffs’ request for attorneys’ fees and expenses.

8. There shall be a stipulated order dismissing the Action in its entirety with prejudice and without costs to any party (except as expressly provided in this MOU), and establishing a comprehensive bar order satisfactory to the Defendants, but not containing or conditioned upon releases among Defendants or between Defendants and third parties.

9. The settlement shall acknowledge compliance with Rule 11; that is, while retaining their right to deny liability, Defendants will agree that, based upon the publicly available information at the time, the Action filed was filed in good faith, was not frivolous, and is being settled voluntarily by the Defendants after consultation with competent legal counsel in an amount and in a fashion that reflects multiple considerations.

10. If so ordered by the Court upon preliminary approval, Lead Plaintiffs’ counsel shall be entitled to provisional reimbursement from the settlement fund of 75% of their expenses incurred, subject to Lead Plaintiffs’ counsel’s obligation to make appropriate refunds or repayments to the settlement fund plus interest at the same rate as earned on the settlement fund if, and when, as a result of any order, the final fee or expense award is lower than that amount.

11. Upon appropriate Court order so providing, which Defendants shall not oppose, any attorneys’ fees and costs awarded to Lead Plaintiffs’ counsel by the Court shall be paid from the settlement fund immediately upon award by the Court, notwithstanding the existence of any timely filed objections thereto, or appeal (actual or potential) therefrom, or collateral attack on the settlement or any part thereof, subject to Lead Plaintiffs’ counsel’s obligation to make appropriate refunds or repayments to the settlement fund plus interest at the same rate earned on the settlement fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced.

12. Upon appropriate court order so providing, which Defendants shall not oppose, notice costs shall be advanced on a non-recourse, non-recaptureable basis out of the Settlement Amount.

13. The class notice will provide for a 30-day opt-out period, or such other period as may be ordered by the Court. Lead Plaintiffs will make all reasonable and appropriate efforts to reduce or eliminate the number of shares that opt-out.

14. The settlement is subject to the negotiation and execution of a definitive settlement agreement. The parties agree to proceed in good faith to prepare appropriate documentation and to seek Court approval of any settlement expeditiously.

15. If the parties are unable to reach and execute a definitive agreement or if a definitive agreement is rejected by the Court, the Settlement Amount plus interest less notice costs, other administrative expenses or taxes incurred, shall be returned to Cardinal as soon as practicable.

16. The settlement shall provide for no admission of wrongdoing or liability by the Defendants, their officers, directors, employees, subsidiaries, parents, affiliates, accountants, consultants, advisers, successors, heirs and assigns, and shall acknowledge that the Defendants are entering into this settlement solely to eliminate the uncertainties, burdens and expenses of protracted litigation.

17. This MOU may be executed in counterpart and by facsimile.

18. The parties will cooperate regarding the timing of the joint announcement of the MOU and the settlement, and will exchange draft press releases regarding the MOU and the settlement.

19. This MOU is to be governed in all respects by Ohio law.

20. Subject to the F.R.C.P. 23(e) requirement of Court approval, this MOU is binding on the parties. The only other contingencies that would permit any party not to proceed with the settlement are specified in this MOU.

Agreed to as of the 24th day of May, 2007:

Cardinal Health, Inc.		Robert Walter, George Fotiades, and Mark Parrish

By:	/s/ Ivan K. Fong	By:	/s/ John M. Newman, Jr.
	Ivan K. Fong		John M. Newman, Jr.
Jones Day
Richard J. Miller
By:	/s/ Arthur Greenspan	James Miller
	Arthur Greenspan	By:	/s/ James Benjamin
	Richards Kibbe & Orbe LLP		James Benjamin

Lead Plaintiffs

By:	/s/ Henry Rosen
Henry Rosen
Lerach Coughlin Stoia Geller Rudman & Robbins LLP